UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 1, 2026

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Secor Road, Brookfield, CT	06804
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2026, Photronics, Inc. (the “Company”) enlarged its Board of Directors from eight members to nine and elected Michelle Almeida to serve as an independent member of the Company's Board of Directors. Ms. Almeida brings over 25 years of experience in finance with a proven track record in treasury and FP&A. Ms. Almeida is a Certified Public Accountant and earned her Master of Science in Accounting from the University of Pune in Pune, India. She currently serves as Vice President Corporate Finance, Treasurer at Compass Datacenters. The Company published a press release announcing Ms. Almeida’s appointment to the Board of Directors on January 7, 2026, a copy of which is attached as Exhibit 99.1 to this disclosure.

There are no arrangements or understandings between Ms. Almeida and any other person pursuant to which she was elected as a director. There are no related-party transactions involving Ms. Almeida that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Almeida will receive compensation similar to the Company's other non-employee directors, including cash retainers for Board and Committee memberships and equity-based compensation in the form of restricted stock. Ms. Almeida has not yet been appointed to any Board committees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By: /s/ Christopher J. Lutzo
	Name:	Christopher J. Lutzo
	Title:	Vice President,
General Counsel and Secretary

Date: January 7, 2026